Exhibit (d)(18)

SCHEDULE A

As of February 19, 2015

FUND	FEE*

Deutsche X-trackers MSCI Emerging Markets Hedged Equity ETF	20 basis points (0.20%) of the first $100 million in daily net assets; 15 basis points (0.15%) of the next $400 million in daily net assets; and 6 basis points (0.06%) of the daily net assets in excess of $500 million.

Deutsche X-trackers MSCI EAFE Hedged Equity ETF	12 basis points (0.12%) of the first $100 million in daily net assets; 8 basis points (0.08%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

Deutsche X-trackers MSCI Brazil Hedged Equity ETF

Deutsche X-trackers MSCI Asia Pacific ex Japan Hedged Equity ETF

Deutsche X-trackers MSCI South Korea Hedged Equity ETF

Deutsche X-trackers MSCI Mexico Hedged Equity ETF

20 basis points (0.20%) of the first $100 million in daily net assets; 12 basis points (0.12%) of the next $400 million in daily net assets; and 6 basis points (0.06%) of the daily net assets in excess of $500 million.

Deutsche X-trackers MSCI Germany Hedged Equity ETF

Deutsche X-trackers MSCI Japan Hedged Equity ETF

Deutsche X-trackers MSCI Europe Hedged Equity ETF

Deutsche X-trackers MSCI United Kingdom Hedged Equity ETF

Deutsche X-trackers MSCI EMU Hedged Equity ETF

15 basis points (0.15%) of the first $100 million in daily net assets; 7 basis points (0.07%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

Deutsche X-trackers MSCI All World ex US Hedged Equity ETF	15 basis points (0.15%) of the first $100 million in daily net assets; 8 basis points (0.08%) of the next $400 million in daily net assets; and 4 basis points (0.04%) of the daily net assets in excess of $500 million.

Deutsche X-trackers High Yield Corporate Bond – Interest Rate Hedged ETF

Deutsche X-trackers Investment Grade Bond – Interest Rate Hedged ETF

Deutsche X-trackers Emerging Markets Bond – Interest Rate Hedged ETF

Deutsche X-trackers Dow Jones Hedged International Real Estate ETF

Deutsche X-trackers S&P Hedged Global Infrastructure ETF

Deutsche X-trackers Japan JPX-Nikkei 400 Equity ETF

Deutsche X-trackers Japan JPX-Nikkei 400 Hedged Equity ETF

Deutsche X-trackers iBoxx Contingent Convertible Bond ETF

6 basis points (0.06%)

*	There is a minimum annual aggregate sub-advisory fee of $1,000,000 in respect of the Company.